Exhibit 10.1

FORM OF INVESTOR SUPPORT AGREEMENT

THIS INVESTOR SUPPORT AGREEMENT (this “Agreement”) is dated as of [_________], 2022 by and among Periphas Capital Partnering Corporation, a Delaware corporation (“PCPC”), and the shareholder of PCPC whose name appears on the signature page of this Agreement (the “Investor”).

RECITALS

WHEREAS, PCPC was formed for the purpose of identifying a company to partner with, in order to effectuate a merger, share exchange, asset acquisition, share purchase, reorganization or similar partnering transaction with one or more businesses (“Partnering Transaction”);

WHEREAS, PCPC’s certificate of incorporation provides that in the event that PCPC has not consummated an initial Partnering Transaction within 24 months (or 27 months if PCPC has executed a letter of intent, agreement in principle or definitive agreement for an initial Partnering Transaction within 24 months) of December 14, 2020 (the “Termination Date”) or such later date as approved by holders of a majority of the voting power of PCPC’s then outstanding common stock that are voted at a meeting to extend such date, voting together as a single class, PCPC shall (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the public shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of permitted withdrawals), divided by the number of then outstanding public shares, subject to applicable law and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the board of directors in accordance with applicable law, dissolve and liquidate.

WHEREAS, PCPC is pursuing a potential Partnering Transaction and desires to submit to a vote of its stockholders a proposal (the “Extension Proposal”) to extend the date by which PCPC must consummate a Partnering Transaction from the Termination Date to September 30, 2023 or such earlier date as determined by the board of directors of PCPC (the “Extension”);

WHEREAS, as of the date hereof, the Investor beneficially owns (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), and has sole voting power with respect to the number of shares of Class A common stock, par value $0.0001 per share, of PCPC (the “PCPC Shares”), and owns the number of warrants (“PCPC Warrants”) exercisable for PCPC Shares, as indicated on the signature page hereto;

WHEREAS, as an inducement to PCPC to seek the Extension, the parties hereto desire to agree to certain matters as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

COVENANTS

Section 1.1 Agreement to Vote. The Investor hereby agrees to appear and vote at any duly called meeting of the shareholders of PCPC (or any adjournment or postponement thereof), provide his, her or its written consent in any action by written resolution of the shareholders of PCPC, or in any other circumstance in which the vote, consent or other approval of the shareholders of PCPC is sought, all of such PCPC Shares, and in each case cause all the PCPC Shares held by the Investor to be counted as present thereat for purposes of calculating a quorum, and vote or provide his, her or its consent: (a) in favor of the Extension Proposal, (b) in favor of any other matter reasonably necessary or required to the effect the Extension and considered and voted upon by the shareholders of PCPC and (c) against any proposal that conflicts or materially impedes or interferes with, or would adversely affect or delay the approval of, the Extension Proposal. Notwithstanding the foregoing, PCPC hereby acknowledges that the Investor has agreed to the covenants in this Section 1.1 only on the assumption that PCPC will consummate a Partnering Transaction with a particular target, and PCPC further acknowledges that if a Partnering Transaction is not consummated with such target, then it is the present intention of the Investor (but it being understood that the Investor is not hereby bound) to redeem all of the Investor’s PCPC Shares (provided that such redemption right is available) or otherwise not consent to or participate in any other transaction which may be effected by PCPC.

Section 1.2 No Redemption. The Investor hereby agrees, for the benefit of PCPC, not to redeem, submit a request to PCPC’s transfer agent to redeem, or otherwise exercise any right to redeem any PCPC Shares, and to reverse and revoke any prior redemption elections made with respect to the PCPC Shares, in each case solely in connection with the vote of the holders of the PCPC shares to approve the Extension Proposal and the effectiveness of the Extension. For the avoidance of doubt, nothing in this Section 1.2 or in any other provision of this Agreement shall limit or otherwise restrict the ability of the Investor to redeem or request the redemption of any PCPC Shares (provided that such redemption right is available), other than in connection with a stockholder vote on the Extension Proposal and the effectiveness of the Extension as set forth in this Section 1.2.

Section 1.3 No Transfer. During the period commencing on the date hereof and ending on the earlier of (a) December 14, 2022 or (b) the date of PCPC’s determination to abandon the Extension Proposal prior to the stockholder vote on the Extension Proposal, the Investor shall not (i) sell, offer to sell, contract or agree to sell (including, without limitation, sell short), assign, hypothecate, pledge, create a mortgage, pledge, security interest, encumbrance, lien, license or sub-license, depository receipt issued for shares with meeting rights, attachment, charge, or other similar encumbrance or interest (including voting, transfer or similar restrictions) (a “Lien”) on, grant any option to purchase, transfer, or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the Securities and Exchange Commission, deposit into a voting trust, grant any proxy or power of attorney with respect to, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position (within the meaning of Section 16 of the Exchange Act) with respect to, any PCPC Shares or PCPC Warrants held by the Investor, (ii) enter into any swap or other arrangement that transfers to another individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture, foundation or other similar entity, whether or not a legal entity (a “Person”), in whole or in part, any of the economic consequences of ownership of any PCPC Shares or PCPC Warrants held by the Investor (clauses (i) and (ii) collectively, a “Transfer”) or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii); provided, however, that the foregoing shall not prohibit Transfers from the Investor to any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Investor (an “Affiliate”), so long as, prior to and as a condition to the effectiveness of any such Transfer, such Affiliate executes and delivers to PCPC a joinder to this Agreement in the form attached hereto as Annex A.

Section 1.4 New Shares. In the event that (a) any PCPC Shares, PCPC Warrants or other capital stock of PCPC are issued to the Investor or any of its Affiliates after the date of this Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination, conversion or exchange of PCPC Shares or PCPC Warrants of, on or affecting the PCPC Shares or PCPC Warrants owned by the Investor or otherwise, (b) the Investor purchases or otherwise acquires beneficial ownership of any PCPC Shares, PCPC Warrants or other capital stock of PCPC after the date of this Agreement, or (c) the Investor acquires the right to vote or share in the voting of any PCPC Shares or other capital stock of PCPC after the date of this Agreement (such PCPC Shares, PCPC Warrants or other capital stock issued, purchased or acquired as described in any of the foregoing clauses (a) through (c), collectively, the “New Securities”), then (x) the Investor shall notify PCPC in writing and as promptly as reasonably practicable of any such New Securities and (y) such New Securities shall be subject to the terms of this Agreement to the same extent as if they constituted the PCPC Shares or PCPC Warrants owned by the Investor as of the date hereof.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Investor. The Investor represents and warrants as of the date hereof to PCPC as follows:

(a) Organization; Due Authorization. The Investor has the full power and authority to execute and deliver this Agreement and to perform the Investor’s obligations hereunder. If the Investor is an entity, it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Investor’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Investor. This Agreement has been duly executed and delivered by the Investor and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of the Investor, enforceable against the Investor in accordance with the terms hereof (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity). If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of the Investor.

(b) Ownership. The Investor is the record and beneficial owner (as defined in the Exchange Act) of, and has good title to the PCPC Shares and PCPC Warrants set forth on the signature page hereto, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such PCPC Shares or PCPC Warrants (other than transfer restrictions under the Securities Act of 1933, as amended) affecting any such PCPC Shares or PCPC Warrants, other than Liens pursuant to (i) this Agreement, (ii) PCPC’s certificate of incorporation or bylaws, or (iii) any applicable securities law. The PCPC Shares and PCPC Warrants set forth on the signature page hereto are the only capital stock in PCPC owned of record or beneficially by the Investor on the date of this Agreement, and none of the Investor’s PCPC Shares or PCPC Warrants are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such PCPC Shares or PCPC Warrants, except as provided hereunder. Other than the PCPC Warrants, the Investor does not hold or own any rights to acquire (directly or indirectly) any capital stock of PCPC or any securities convertible into, or which can be exchanged for, capital stock of PCPC.

(c) No Conflicts. The execution and delivery of this Agreement by the Investor does not, and the performance by the Investor of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of the Investor or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any written or oral agreement, contract, license, lease, obligation, undertaking or other commitment or arrangement that is legally binding upon the Investor or any of his, her or its properties or assets or the Investor’s PCPC Shares or PCPC Warrants), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by the Investor of its, his or her obligations under this Agreement, or the transactions contemplated hereby.

(d) Litigation. There are no actions, suits or proceedings by or before any court or governmental agency, authority or body or any arbitrator (“Proceedings”) pending against the Investor, or, to the knowledge of the Investor, threatened against the Investor, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by the Investor of its, his or her obligations under this Agreement or the transactions contemplated hereby.

(e) No Brokers. No investment banker, broker, finder, consultant or intermediary or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission based upon arrangements made by or on behalf of the Investor in connection with its entering into this Agreement.

(f) Acknowledgments. The Investor understands and acknowledges that PCPC is intending to seek the Extension in reliance upon the Investor’s execution and delivery of this Agreement. The Investor understands and further acknowledges that the date of automatic termination pursuant to Section 7(b)(ii) of that certain Forward Purchase Agreement, dated December 9, 2020, between PCPC and the Investor will be extended to September 30, 2023 upon the requisite approval by the holders of the PCPC Shares of such Extension Proposal.

(g) No Other Representations or Warranties. Except for the representations and warranties made by the Investor in this Article II, neither the Investor nor any other Person makes any express or implied representation or warranty to PCPC or PCPC Holdings, LLC (“Sponsor”) in connection with this Agreement or the transactions contemplated by this Agreement, and the Investor expressly disclaims any such other representations or warranties.

ARTICLE III

MISCELLANEOUS

Section 3.1 Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earlier of: (a) September 30, 2023, (b) PCPC’s determination to abandon the Extension Proposal prior to the stockholder vote on the Extension Proposal, (c) the liquidation of PCPC and (d) the written agreement of the Investor and PCPC. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no Person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Agreement prior to such termination. This Article III shall survive the termination of this Agreement.

Section 3.2 Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware. Each of the parties irrevocably and unconditionally submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction, any state or federal court within the State of Delaware or, in the event each federal court within the State of Delaware declines to accept jurisdiction, any other Delaware state court), for the purposes of any Proceeding (a) arising under this Agreement or (b) in any way connected with or related or incidental to the dealings of the parties in respect of this Agreement, and irrevocably and unconditionally waives any objection to the laying of venue of any such Proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding has been brought in an inconvenient forum. Each party irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding against such party (i) arising under this Agreement or (ii) in any way connected with or related or incidental to the dealings of the parties in respect of this Agreement, (A) any claim that it is not personally subject to the jurisdiction of the courts as described in this Section 3.2 for any reason, (B) that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (1) the Proceeding in any such court is brought against such party in an inconvenient forum, (2) the venue of such Proceeding against such party is improper or (3) this Agreement, or the subject matter hereof, may not be enforced against such party in or by such courts. Each Party agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 3.8 below shall be effective service of process for any such Proceeding.

Section 3.3 Waiver of Jury Trial. THE PARTIES EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.3.

Section 3.4 Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of all of the other parties hereto.

Section 3.5 Specific Performance. The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction, any state or federal court within the State of Delaware or, in the event each federal court within the State of Delaware declines to accept jurisdiction, any other Delaware state court), this being in addition to any other remedy to which such party is entitled at law or in equity, and in each case, without posting a bond or undertaking and without proof of damages. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 3.6 Amendment. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by PCPC and the Investor. Notwithstanding anything to the contrary contained herein, any holder of PCPC Shares or PCPC Warrants may become party to this Agreement by executing and delivering a joinder to this Agreement in the form attached hereto as Annex A. In such event, each such Person shall thereafter shall be deemed an Investor for all purposes under this Agreement.

Section 3.7 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Section 3.8 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by e-mail (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the e-mail was sent to the intended recipient thereof without an “error” or similar message that such e-mail was not received by such intended recipient)), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other parties as follows:

If to PCPC:

Periphas Capital Partnering Corporation

667 Madison Avenue, 15th Floor

New York, New York 10065

Attention:         Todd Nice

E-mail:              tnice@periphascap.com

with a copy (which will not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue,

New York, NY 10022

Attention:         Christian Nagler

                          Wayne Williams

E-mail:             Christian.Nagler@kirkland.com

                          Wayne.Williams@kirkland.com

If to the Investor, to the address or facsimile number set forth for the Investor on the signature page hereto.

Section 3.9 Counterparts. This Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

Section 3.10 Entire Agreement. This Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof.

Section 3.11 Further Assurances. From time to time and without additional consideration, but at the sole cost and expense of PCPC, the Investor shall execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall take such further actions, as PCPC may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first written above.

PCPC:

PERIPHAS CAPITAL PARTNERING CORPORATION

By:
Name:
Title:

[Signature Page to Investor Support Agreement]

INVESTOR:

[•]

By:
Name:
Title:

Address:	_____________________________

_____________________________

_____________________________

PCPC Shares owned: [•]

PCPC Warrants owned: [•]

[Exhibit A to Investor Support Agreement]

Exhibit A

Form of Joinder Agreement

The undersigned is executing and delivering this joinder agreement (this “Joinder”) pursuant to the Investor Support Agreement, dated as of October 27, 2022 (as the same may hereafter be amended, the “Investor Support Agreement”), by and among Periphas Capital Partnering Corporation, a Delaware corporation, and the Investors thereto. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Investor Support Agreement.

By executing and delivering this Joinder, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the Investor Support Agreement as an Investor in the same manner as if the undersigned were an original signatory to the Investor Support Agreement. For purposes of the Investor Support Agreement, the table below sets forth the name of the undersigned Investor, the number of PCPC Shares held by the Investor and the number of PCPC Warrants held by the Investor:

Name of Investor	Number of PCPC Shares Beneficially Owned	PCPC Warrants Beneficially Owned
[Name]	[ ]	[ ]

Accordingly, the undersigned has executed and delivered this Joinder as of the date written below.

Date: [•], 2022

By:
Name:
Title:

Address for Notices:

With copies to:

[Exhibit A to Investor Support Agreement]